                                                               Exhibit (h)(2)(b)

                            AMENDMENT NUMBER FOURTEEN

                                     TO THE

                            FUND ACCOUNTING AGREEMENT


         THIS AMENDMENT NUMBER FOURTEEN, dated March 1, 2006, to the Fund Accounting Agreement dated May 31, 1997 (the "Agreement") by and between the parties set forth in Schedule A, attached hereto and incorporated by reference and Van Kampen Asset Management, a Delaware statutory trust ("Asset Management").

                               W I T N E S S E T H

         WHEREAS, the following party, being an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, wishes to become a party to the Agreement:

         Van Kampen Equity Trust II
             on behalf of its series
              Van Kampen Equity Premium Income Fund

         WHEREAS, the original parties desire to add the aforementioned additional entity as a party to the Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual covenants spelled out in the Agreement and herein, it is hereby agreed that Schedule A of the Agreement be amended to add the party mentioned above as party to the Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

ALL OF THE PARTIES SET FORTH IN SCHEDULE A



By: /s/ Phillip G. Goff
   -------------------------
         Phillip G. Goff
Chief Financial Officer and Treasurer



VAN KAMPEN ASSET MANAGEMENT



By /s/ Edward C. Wood, III
   -------------------------
         Edward C. Wood, III
         Managing Director and Chief Operating Officer

                                   SCHEDULE A




CLOSED END FUNDS

Van Kampen California Municipal Trust
Van Kampen High Income Trust II
Van Kampen Municipal Trust
Van Kampen Ohio Quality Municipal Trust
Van Kampen Pennsylvania Quality Municipal Trust
Van Kampen Trust For Insured Municipals
Van Kampen Trust For Investment Grade Municipals
Van Kampen Trust For Investment Grade New Jersey Municipals Van Kampen Trust For Investment Grade New York Municipals
Van Kampen Trust For Investment Grade Pennsylvania Municipals Van Kampen Municipal Opportunity Trust
Van Kampen Advantage Municipal Income Trust
Van Kampen Advantage Pennsylvania Municipal Income Trust
Van Kampen Value Municipal Income Trust
Van Kampen Massachusetts Value Municipal Income Trust
Van Kampen Pennsylvania Value Municipal Income Trust
Van Kampen Municipal Opportunity Trust II
Van Kampen Advantage Municipal Income Trust II
Van Kampen Select Sector Municipal Trust

OPEN END FUNDS

Van Kampen Comstock Fund ("Comstock Fund")
Van Kampen Corporate Bond Fund ("Corporate Bond Fund")
Van Kampen Emerging Growth Fund ("Emerging Growth Fund")
Van Kampen Enterprise Fund ("Enterprise Fund")
Van Kampen Equity and Income Fund ("Equity and Income Fund")
Van Kampen Government Securities Fund ("Government Securities Fund") Van Kampen Growth and Income Fund ("Growth and Income Fund")
Van Kampen Harbor Fund ("Harbor Fund")
Van Kampen High Yield Fund ("High Yield Fund")

Van Kampen Life Investment Trust ("Life Investment Trust" or "LIT") on behalf of its Series
Aggressive Growth Portfolio ("LIT Aggressive Growth Portfolio")
Comstock Portfolio ("LIT Comstock Portfolio")
Emerging Growth Portfolio ("LIT Emerging Growth Portfolio")
Enterprise Portfolio ("LIT Enterprise Portfolio")
Government Portfolio ("LIT Government Portfolio")
Growth and Income Portfolio ("LIT Growth and Income Portfolio")
Money Market Portfolio ("LIT Money Market Portfolio")

Van Kampen Limited Duration Fund ("Limited Duration Fund")
Van Kampen Pace Fund ("Pace Fund")
Van Kampen Real Estate Securities Fund ("Real Estate Securities Fund") Van Kampen Reserve Fund ("Reserve Fund")

Van Kampen Tax-Exempt Trust ("Tax-Exempt Trust") on behalf of its Series
Van Kampen High Yield Municipal Fund ("High Yield Municipal Fund")

Van Kampen Equity Trust II ("Equity Trust II") on behalf of its Series
Van Kampen Technology Fund
Van Kampen International Advantage Fund
Van Kampen American Franchise Fund
Van Kampen International Growth Fund
Van Kampen Equity Premium Income Fund

Van Kampen U.S. Government Trust ("U.S. Government Trust")
  on behalf of its series
Van Kampen U.S. Mortgage Fund ("U.S. Mortgage Fund")

Van Kampen Tax Free Trust ("Tax Free Trust")
  on behalf of its series
Van Kampen California Insured Tax Free Fund ("California Insured Tax Free Fund") Van Kampen Insured Tax Free Income Fund ("Insured Tax Free Income Fund")
Van Kampen Intermediate Term Municipal Income Fund (Intermediate Term Municipal Income Fund")
Van Kampen Municipal Income Fund ("Municipal Income Fund")
Van Kampen New York Tax Free Income Fund ("New York Tax Free Income Fund")
Van Kampen Strategic Municipal Income Fund ("Strategic Municipal Income Fund") Van Kampen California Municipal Income Fund**
Van Kampen American Capital Michigan Tax Free Income Fund**
Van Kampen American Capital Missouri Tax Free Income Fund**
Van Kampen American Capital Ohio Tax Free Income Fund**

Van Kampen Trust ("VK Trust")
  on behalf of its series
Van Kampen Core Plus Fixed Income Fund**

Van Kampen Equity Trust ("Equity Trust")
  on behalf of its series
Van Kampen Utility Fund ("Utility Fund")
Van Kampen Mid Cap Growth Fund ("Mid Cap Growth Fund")
Van Kampen Aggressive Growth Fund ("Aggressive Growth Fund")
Van Kampen Small Cap Value Fund ("Small Cap Value Fund")
Van Kampen Select Growth Fund ("Select Growth Fund")
Van Kampen Small Cap Growth Fund ("Small Cap Growth Fund")
Van Kampen Small Company Growth Fund**
Van Kampen Value Opportunities Fund ("Value Opportunities Fund")
Van Kampen Leaders Fund ("Leaders Fund")

Van Kampen Pennsylvania Tax Free Income Fund ("Pennsylvania Tax Free Income
Fund")
Van Kampen Tax Free Money Fund ("Tax Free Money Fund")

Van Kampen Series Fund, Inc.
  on behalf of its series
Van Kampen American Value Fund ("American Value Fund")
Van Kampen Emerging Markets Debt Fund** ("Emerging Markets Debt Fund")
Van Kampen Emerging Markets Fund ("Emerging Markets Fund")
Van Kampen Equity Growth Fund ("Equity Growth Fund")
Van Kampen Global Equity Allocation Fund ("Global Equity Allocation Fund") Van Kampen Global Franchise Fund ("Global Franchise Fund")
Van Kampen Global Value Equity Fund ("Global Value Equity Fund")
Van Kampen Growth and Income Fund II** ("Growth and Income Fund II")

**This Fund does not have investment operations as of the date first set forth above.